Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form SB-2 for Cal-Bay International, Inc. of our report dated February 15, 2003, relating to the financial statements of Cal-Bay International, Inc. for the years ended December 31, 2002 and 2001.

/s/ Argy & Company

ARGY & COMPANY

Fountain Valley, California

December 23, 2003